AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2002
                                                    REGISTRATION NO. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   E-REX, INC.
               (Exact name of registrant as specified in charter)


                           NEVADA                       88-0292890
            (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization            Identification No.)


                            11645 BISCAYNE BOULEVARD,
                                    SUITE 210
                               MIAMI, FLORIDA  33181
                                 (305) 895-3350
    (Address, including zip code, of registrant's principal executive offices)
                     (Telephone number, including area code)


                            Carl E. Dilley, President
                       11645 Biscayne Boulevard, Suite 210
                              Miami, Florida  33181
                                 (305) 895-3350
                          (Name, address, and telephone
                          number of agent for service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California  92688
                                 (949) 635-1240



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box.  [   ]


                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH . . . . . . .  PROPOSED         PROPOSED
CLASS OF. . . . . . . . . .  AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
SECURITIES TO BE. . . . . .  TO BE            OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED. . . . . . . . .  REGISTERED       PER UNIT (1)      OFFERING PRICE   FEE
---------------------------  ---------------  ----------------  ---------------  -------------

Common Stock. . . . . . . .   62,500,000 (2)  $          0.008  $       500,000  $       46.00
---------------------------  ---------------  ----------------  ---------------  -------------

Common Stock. . . . . . . .    5,000,000 (3)  $          0.008  $        40,000  $        3.68
---------------------------  ---------------  ----------------  ---------------  -------------

     Total Registration Fee                                                      $       49.68
---------------------------                                                      -------------


(1) Represents the conversion price under the convertible note, and the exercise price under the warrants, being registered herein.

(2) Represents shares of our common stock issuable to Auxiliarius Fortunare, LLC upon conversion of an outstanding promissory note. Also includes an indeterminate amount of securities issuable pursuant to the note (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or
(ii) by reason of changes in the conversion price of the note in accordance with the terms thereof.

(3) Represents shares of our common stock issuable upon exercise of warrants issued to Auxiliarius Fortunare, LLC, plus an indeterminate amount of securities issuable pursuant to anti-dilution rights in the warrants.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                     Up to 67,500,000 shares of common stock


                                   E-REX, INC.


     E-Rex  is  registering  up  to  67,500,000  shares  for  sale  by:

     - Auxiliarius Fortunare, LLC, who may acquire up to 62,500,000 shares upon conversion of a promissory note.

     - Auxiliarius Fortunare, LLC, who may acquire up to 5,000,000 shares upon the exercise of warrants issued to them.


     INVESTING IN THE COMMON STOCK INVOLVES RISKS. E-REX HAS NOMINAL OPERATIONS, IS IN UNSOUND FINANCIAL CONDITION, AND YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     All of the common stock registered by this prospectus will be sold by Auxiliarius Fortunare, LLC on their own behalf at the prevailing market price when they are sold. We will receive no proceeds from the sale of the shares by Auxiliarius.

     Our common stock is quoted on the over-the-counter electronic bulletin board under the symbol "EREX." On October 25, 2002, the closing bid price of our common stock was $0.01 per share.




              THE DATE OF THIS PROSPECTUS IS _______________, 2002

                               PROSPECTUS SUMMARY

     This summary highlights material information found in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors."

ABOUT  OUR  COMPANY

     We were incorporated in Nevada on August 26, 1986 as P.R. Stocks, Inc. Since that time, we have had three name changes and been the surviving corporation in one merger:

     - On February 26, 1992, we changed our name to National Health & Safety Corporation;

     - On November 12, 1992, we changed our name to Medgain International Corporation;

     -  On  June  20,  1994,  we  changed  our  name  to  E-Rex,  Inc.;  and

     - On February 20, 1999, we merged with Plantech Communications Systems, Inc., a British Columbia, Canada corporation. Plantech was a development stage company in the software, computer, and Internet business that had no revenues.

     We have an $12,817,663 accumulated deficit as of December 31, 2001. We do not have any significant operating history or revenues, and our independent accountant has qualified his report, noting that our significant losses raise substantial doubt about our ability to continue in business.

     Our primary product is the Dragonfly, a portable, multi-function color printer, copier, fax and scanner with Internet and e-mail capabilities. We presently have completed the initial prototype of the Dragonfly. We are not currently generating any revenues from the sale of the Dragonfly product, and do not expect to generate any revenues from it during this fiscal year. We currently generate a limited amount of income from our Internet consulting business, which is not our primary business.

     Our executive offices are located at 11645 Biscayne Boulevard, Suite 210, Miami, Florida 33181. Our telephone number is (305) 895-3350 and our website address is www.e-rex.net. Information contained on our website or on any other website does not constitute a part of this prospectus.

ABOUT  THE  CONVERTIBLE  NOTE

     Under the convertible note to Auxiliarius, they are obligated to provide us with a minimum of $10,000 per week, assuming the following conditions are satisfied:

     - this Registration Statement has been declared effective and remains effective;

     - our stock price is $0.004 or higher during the 15 days before the funding; and

     - our stock trading volume is within a specified range depending on our stock price.

     The note has an interest rate of 10% per year. Auxiliarius is obligated to provide us with, and the maximum outstanding principal amount of the convertible note  is,  $500,000.

     Auxiliarius is the holder of warrants to acquire up to 5,000,000 shares of our common stock at an exercise price of $0.008 per share, exercisable for two years from their date of issuance.

THE  OFFERING

     Common  stock  outstanding
          prior  to  this  offering                       120,148,852 shares (1)

     Common  stock  offered  for
          resale  to  the  public                          67,500,000 shares (2)

     Common  stock  outstanding
          after  this  offering                           187,648,852 shares

     Percentage of common stock outstanding
          after this offering represented  by shares
          offered  for  resale to the public              36%

(1) Shares outstanding as of October 28, 2002. Does not include 5,000,000 shares underlying warrants issued to Auxiliarius.

(2) Includes up to 62,500,000 shares that may be issued to Auxiliarius pursuant to the convertible note, and 5,000,000 shares underlying warrants issued to Auxiliarius. Does not include an indeterminate amount of securities issuable pursuant to the note (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the conversion price of the note in accordance with the terms thereof.

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

     We have never operated profitably, we have generated very little revenues, and we may never become profitable, making it difficult or impossible for our investors to evaluate our business.

     We have a limited operating history upon which potential investors may evaluate our performance. To date, we have generated an accumulated deficit of more than $13,964,463. For the years ended December 31, 2001 and 2000, we incurred net losses of $3,535,831 and $8492,853, respectively, and for the six months ended June 30, 2002, our net loss was $1,146,800. Because of our lack of cash, we have issued large amounts of stock to pay salaries and some accounts payable. We expect that our operating expenses will increase over the next few years as we continue to develop and market our Dragonfly product, and as a result we expect losses to continue. In addition, our future operations may not be profitable. We must consider the likelihood of our success relative to the problems, difficulties, complications, and delays frequently encountered in connection with the development and operation of a new business.

     If we do not obtain adequate financing from this offering or other sources to fund our future operations and to complete development of our Dragonfly product, we may not be able to successfully implement our business plan.

     We have only developed a prototype of our Dragonfly product, and as a result we have not generated any revenues from the sale of the Dragonfly, and will not during this fiscal year. We have funded a large portion of our operations through the issuance of stock to employees and consultants, and unless we are successful in obtaining adequate financing, we will continue to do so. Although we had sufficient capital to complete the initial prototype of the Dragonfly, if we do not obtain adequate financing, we cannot finalize the development of our Dragonfly product.

     Although it is difficult to estimate the amount of additional financing we will require, we anticipate that over the next two years we will need approximately $120,000 to finalize the development of the Dragonfly, $1,500,000 for marketing and sales expenses, and $800,000 for general working capital expenses. We do not know where this capital will come from. If we are not able to raise sufficient capital, we will not be able to implement our business plan.

     We have not generated any revenues from our Dragonfly product and do not expect to be profitable for several more years.

     For the year ended December 31, 2001, we generated a total of $87,185 in revenues, all of which was consulting fees related to our Internet consulting division. For the six months ended June 30, 2002, our consulting division generated $10,930 in revenues, representing all of our revenues for the period. We do not expect to generate any revenues from our Dragonfly product this fiscal year, and when we do begin to generate revenues from the product, we do not expect to be profitable for several years, if at all.

     If our primary product, the Dragonfly, does not obtain widespread market acceptance, our sales and profitability will suffer.

     We are relying on the success of one primary product, the Dragonfly. If this product is not widely accepted by the marketplace, we may not generate sufficient revenues to sustain operations, and may not be profitable.

     We do not have a patent on our product, and as a result it may be duplicated by a competitor.

     We have conducted a patent study on the hardware and operating system of the Dragonfly, and have determined that it is unlikely that some or all of the product may be able to be protected by patents. Although the operating system, circuit boards, control systems, and Internet interface are proprietary to E-Rex, we cannot be certain that others will not independently develop or market substantially similar products in competition with the Dragonfly.

     There may be other products on the market similar to the Dragonfly that are from substantially larger and more established companies, which may make it impossible for us to compete.

     We believe that no other company manufacturers a product exactly like the Dragonfly. If released, the Dragonfly will compete with other portable devices from well-known companies such as Hewlett-Packard, Cannon, Brother, Docuport, Palm, and Xerox. Although our management believes that our product is superior in functionality, those companies, as well as future competitors, have substantially more financial and technical resources than us and have estab-lished a reputation in the industry. As a result of intense competition from larger, well-known and well-financed companies, we may not be able to successfully market our product.

     We have limited personnel and we must attract and retain qualified employees to succeed in our business plan.

     We currently have only three employees. In order to finish the development of our Dragonfly, and market it, we need to recruit and retain professional and technical staff. Unless we are successful in obtaining adequate financing, we will not have the resources to attract the necessary personnel, and we will not be successful in implementing our business plan.

     The substantial number of shares of our common stock that are eligible for future sale in the public market could adversely affect prevailing market prices of our common stock or limit our ability to raise additional capital.

     Future sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. We currently have 120,148,852 shares of our common stock issued and outstanding, and over 36,398,000 shares of our common stock are reserved for issuance upon the exercise of outstanding options and warrants. Upon effectiveness of the registration statement of which this prospectus is a part, we may issue up to an additional 67,500,000 shares of common stock, representing an increase of over 36% in the issued and outstanding shares.

     Our stock price will fluctuate after this offering, which could result in substantial losses for investors.

     The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

     -  Quarterly  variations  in  operating  results;
     -  Changes  in  financial  estimates  by  securities  analysts;
     - Announcements by us or our competitors of new products, significant contracts, acquisitions or strategic relationships;
     -  Disputes  concerning  our  technology  proprietary  rights;
     -  Publicity  about  our  company, management, products or our competitors;
     -  Additions  or  departures  of  key  personnel;
     -  Any  future  sales  of  our  common  stock  or  other  securities;  and
     -  Stock market price and volume fluctuations of publicly-traded companies.

     These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

     In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

     The conversion of the convertible notes may lower the market price of our common stock and substantially dilute the interests of other holders of our common stock.

     As Auxiliarius exercises its conversion rights under the convertible note, we will be required to issue shares of our common stock at a price below the prevailing market price of our common stock. The shares issuable upon conversion of the note will be issued at a price equal to $0.008, unless reset in accordance with the terms of the note.

     The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

     If Auxiliarius elects to convert some or all of the convertible note, and to the extent that they sell our common stock, our common stock price may decrease due to the additional shares in the market. As the price of our common stock decreases, the conversion price under the convertible note may be reset at lower prices and we will be required to issue more shares of our common stock for any given dollar amount converted. This may encourage short sales, which could place further downward pressure on the price of our common stock.

     The conversion of the convertible note may substantially dilute the interests of other holders.

     The shares of our common stock issuable upon conversion of the note will be available for sale immediately upon issuance. Accordingly, the conversion may result in substantial dilution to the interests of the other holders of our common stock and the price of our common stock may decrease.

     Because we are subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

     Our common stock is traded on the OTC Electronic Bulletin Board. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Our forward-looking statements in this prospectus include, but are not limited to, statements relating to:

     -  our  anticipated  business  strategy;
     - the market opportunity for our products, including anticipated growth of our industry and expected demand for our products;
     -  our  plans  for  hiring  additional  personnel;
     - our estimates regarding our future capital requirements and needs for additional financing; and
     -  any  of  our  other  plans,  objectives,  expectations  and   intentions
        contained in  this  prospectus  that  are  not  historical  facts.

     You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

     Our forward-looking statements involve known and unknown risks, uncertain-ties and other factors that may cause actual results to be materially different. Such factors include, among others, the risk and other factors set forth in the section "Risk Factors" as well as the following:

     -  changes  in  general  economic  and  business  conditions;
     -  changes  in  current  pricing  levels;
     - reductions in sales to any of our significant customers or in customer capacity generally;
     -  our  ability  to  hire  and  retain  qualified  personnel;
     -  changes  in  our  sales  mix  to  lower  margin  products;
     -  increased  competition;  and
     - our ability to keep up with technological change and changes in customer demands.

     If one or more of these risks or uncertainties materialize, or if underlying assumption prove incorrect, our actual results may vary materially from those expected, estimated or projected. Because of these uncertainties, you should not place undue reliance on forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of our common stock by Auxiliarius Fortunare, LLC, however, because the effectiveness of this registration statement is a condition to their funding obligation, we will receive subsequent to this offering up to $500,000 and we may receive proceeds from the issuance of shares to Auxiliarius upon their exercise of warrants. If all the funding under the convertible note is completed, and all the warrants are exercised, we estimate that we will receive net proceeds of approximately $530,000 (after paying a finders fee of $10,000).

     We  intend  to  use  the  net  proceeds  as  follows:
                                                                          FULL
                                                                        OFFERING
                                                                        --------
                   Offering Costs                                       $ 25,000
                   Dragonfly Prototype Research and Development          120,000
                   Payment of Accounts Payable                           280,000
                   Marketing and Advertising                              55,000
                   Other Working Capital Requirements                     50,000
                                                                        --------
                                                         Total          $530,000
                                                                        ========

     Pending the use of any proceeds as discussed above, we intend to invest these funds in short term, interest bearing, investment-grade obligations.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information as of the date of this prospectus, with respect to Auxiliarius, the only selling shareholder for whom we are registering shares for resale to the public. Auxiliarius proposes selling all of their shares, in which case it would beneficially own no shares after the offering. Auxiliarius is not currently an affiliate of ours, has not had a material relationship with us during the past three years, and is not affiliated with a registered broker-dealer. An asterisk indicates that their common stock ownership is less than one percent.



                            Shares Owned Prior    Shares to be Sold in    Shares to be Owned    % Owned After
Name . . . . . . . . . . .  to the Offering       the Offering            After the Offering    the Offering (1)
--------------------------  ---------------       --------------------    ------------------    ----------------
Auxiliarius Fortunare, LLC  67,500,000 (2)        67,500,000 (2)                  -0-                  -0-
--------------------------  ---------------       --------------------    ------------------    ----------------
     Totals. . . . . . . .  67,500,000 (2)        67,500,000 (2)                  -0-                  -0-
--------------------------  ---------------       --------------------    ------------------    ----------------


(1) Based on 120,148,852 shares of our common stock issued and outstanding as of October 28, 2002.

(2) Represents 62,500,000 shares of our common stock issuable to Auxiliarius upon conversion of the convertible note, plus 5,000,000 shares of our common stock that we may issue to Auxiliarius upon their exercise of warrants. It is expected that Auxiliarius will not own beneficially more than 4.9% of our outstanding common stock at any time. The Manager of Auxiliarius is Kyle G. Kennedy

                              PLAN OF DISTRIBUTION

     Auxiliarius is free to offer and sell their shares of our common stock at such times, in such manner and at such prices as they may determine on a best best efforts basis. The types of transactions in which the shares of our common stock are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Auxiliarius has advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, and does not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock.

     Auxiliarius may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     We have informed Auxiliarius that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act of 1934, will apply to its sales in the market, and have provided them with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by Auxiliarius and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares of our common stock in the market and to the activities of Auxiliarius and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Rules 101 and 102 of Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M provides that no person, directly or indirectly, may stabilize, effect any syndicate covering transaction, or impose a penalty bid in connection with an offering of any security in contravention of the rule's provisions.

     Auxiliarius may also rely upon Rule 144 for the sale of our common shares in the open market.

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:

        Registration Fees                        Approximately        $    50.00
        Transfer Agent Fees                      Approximately            500.00
        Costs of Printing and Engraving          Approximately          1,000.00
        Legal Fees                               Approximately         20,000.00
        Accounting Fees                          Approximately          3,450.00
                                                                      ----------
           Total                                                      $25,000.00
                                                                      ----------

     Auxiliarius will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

     We have agreed to indemnify and reimburse Auxiliarius and its officers, directors, partners, legal counsel, and accountants, against any losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, or any other federal or state law, insofar as such losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001. As of October 28, 2002, there are 120,148,852 shares of our common stock issued and outstanding. We are not authorized to issue preferred stock.

     COMMON STOCK. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

     TRANSFER AGENT. The transfer agent for our common stock is Nevada Agency & Trust Company, 50 West Liberty, Suite 880, Reno, Nevada 89501, telephone number
(775)  322-0626.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      The legality of our common stock offered by this prospectus will be passed upon by The Lebrecht Group, APLC, Rancho Santa Margarita, California. Neither The Lebrecht Group, APLC, nor any of its officers, directors, shareholders or employees, currently own any shares of our common stock.

                                     EXPERTS

     Parks, Tschopp, Whitcomb & Orr P.A., certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB/A for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Parks, Tschopp, Whitcomb & Orr P.A.'s report, given on their authority as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning our President at:

     E-Rex,  Inc.
     11645  Biscayne  Boulevard,  Suite  210
     Miami,  Florida  33181
     Attn:  President

     The SEC allows us to "incorporate by reference" in this prospectus information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. E-Rex incorporates by reference the documents listed below and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of securities covered by this prospectus is completed:

-     The  Quarterly  Report  on Form 10-QSB of E-Rex for the quarter ended June
30,  2002  as  filed  with  the  SEC  on  August  14,  2002;

-     The  Quarterly  Report on Form 10-QSB of E-Rex for the quarter ended March
31,  2002  as  filed  with  the  SEC  on  May  15,  2002;

- The Annual Report on Form 10-KSB of E-Rex for the fiscal year ended December 31, 2001, as amended by Amendment No. 2 on Form 10-KSB/A as filed with the SEC on August 28, 2002;

- The Definitive Schedule 14C Information Statement of E-Rex as filed with the SEC on August 30, 2002;

- The Quarterly Report on Form 10-QSB of E-Rex for the quarter ended March 31, 2001 as amended by Amendment No. 2 on Form 10-QSB/A as filed with the SEC on July 16, 2002;

- The Quarterly Report on Form 10-QSB of E-Rex for the quarter ended June 30, 2001 as amended by Amendment No. 2 on Form 10-QSB/A as filed with the SEC on July 16, 2002;

- The Quarterly Report on Form 10-QSB of E-Rex for the quarter ended September 30, 2001 as amended by Amendment No. 2 on Form 10-QSB/A as filed with the SEC on July 16, 2002;

- The Current Report on Form 8-K of E-Rex, as amended by Amendment No. 1 on Form 8-K/A as filed with the SEC on June 14, 2002;

-     The Current Report on Form 8-K of E-Rex as filed with the SEC on April 29,
2002;

- The Quarterly Report on Form 10-QSB of E-Rex for the quarter ended September 30, 2000 as amended by Amendment No. 2 on Form 10-QSB/A as filed with the SEC on March 28, 2002;

- The Annual Report on Form 10-KSB of E-Rex for the fiscal year ended December 31, 2000 as amended by Amendment No. 1 on Form 10-KSB/A as filed with the SEC on March 28, 2002;

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning E-Rex and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the offices of the SEC.

     You should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. You should not assume that the information in this prospectus and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

     We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Article XI of our Bylaws provides that, to the fullest extent permitted by law, the Corporation shall indemnify and hold harmless its directors and officers for reasonable damages suffered by him in connection with his relationship with the Corporation. In addition, the Corporation shall have the power to buy, at this Corporation's expense, policies of insurance.

     Our Articles of Incorporation do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

YOU  MAY  RELY  ON  THE  INFORMATION
CONTAINED IN THIS PROSPECTUS.  WE
HAVE NOT AUTHORIZED  ANYONE  TO
PROVIDE INFORMATION DIFFERENT FROM
THAT CONTAINED IN THIS PROSPECTUS.
NEITHER  THE  DELIVERY  OF THIS
PROSPECTUS NOR SALE OF COMMON STOCK
MEANS THAT INFORMATION CONTAINED IN
THIS PROSPECTUS IS CORRECT AFTER THE
DATE OF THIS  PROSPECTUS.  THIS
PROSPECTUS IS NOT AN OFFER TO SELL
OR A SOLICITATION OF AN  OFFER  TO
BUY  THESE  SHARES OF THE COMMON
STOCK IN ANY CIRCUMSTANCES UNDER                               67,500,000 SHARES
WHICH  THE  OFFER  OR  SOLICITATION
IS  UNLAWFUL.
              _________________
                                                                     E-REX, INC.
              TABLE OF CONTENTS

                                            Page
                                            ----

Prospectus  Summary                            2
Risk  Factors                                  4
Forward  Looking  Statements                   8
Use  of  Proceeds                              9
Selling  Security  Holders                    10
Plan  of  Distribution                        11                    ------------
Description  of  Securities                   13                     PROSPECTUS
Interests  of  Experts  and  Counsel          14                    ------------
Incorporation  of  Certain  Information
by  Reference                                 15
Disclosure  of  Commission  Position  on
    Indemnification  For  Securities
    Act  Liabilities                          17

                                                             _____________, 2002


     Dealer Prospectus Delivery Obligation. Until ________, 2002; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:

        Registration Fees                        Approximately        $    50.00
        Transfer Agent Fees                      Approximately            500.00
        Costs of Printing and Engraving          Approximately          1,000.00
        Legal Fees                               Approximately         20,000.00
        Accounting Fees                          Approximately          3,450.00
          Total                                                       $25,000.00
                                                                      ----------

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article XI of our Bylaws provides that, to the fullest extent permitted by law, the Corporation shall indemnify and hold harmless its directors and officers for reasonable damages suffered by him in connection with his relationship with the Corporation. In addition, the Corporation shall have the power to buy, at this Corporation's expense, policies of insurance.

     Our  Articles  of  Incorporation  do  not  further address indemnification.

     On February 15, 2002, and on May 24, 2002, the Board of Directors of the Company, in accordance with the Bylaws of the Company and applicable sections of the Nevada Revised Statutes, unanimously approved an Indemnification Agreement between the Company and each of Carl Dilley, Donald A. Mitchell, Jeffrey M.
Harvey,  and  Joseph  Pacheco.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXHIBITS

Exhibit No.  Description
----------   -----------

3.1 (1)      Articles  of  Incorporation  of  P.R.  Stock,  Inc.

3.2 (1)      Amendment to the Articles of Incorporation of P.R. Stocks, Inc.

3.3 (1) Articles of Merger of Medgain International Corporation into National Health & Safety Corporation

3.4 (1) Amendment to the Articles of Incorporation of Medgain International Corporation

3.5 (2)      Certificate of Amendment of Articles of Incorporation of E-Rex,
             Inc.

3.6 (1)      Bylaws  of  P.R.  Stocks,  Inc.

4.1 Securities Purchase Agreement dated October 14, 2002 by and between E-Rex, Inc. and Auxiliarius Fortunare, LLC

4.2          E-Rex,  Inc.  10%  Convertible  Note

4.3          E-Rex,  Inc.  Common  Stock  Purchase  Warrant

4.4          Registration  Rights  Agreement  dated  October  14,  2002

4.5          Escrow  Agreement  dated  October  14,  2002

5.1          Legal  Opinion  of  The  Lebrecht  Group,  APLC

23.1         Consent  of  Parks,  Tschopp,  Whitcomb  &  Orr  P.A.

23.2         Consent  of  The  Lebrecht  Group,  APLC (included in Exhibit 5.1)

(1) Incorporated by reference to E-Rex's Registration Statement on Form SB-2 dated October 30, 2001 as filed with the SEC on November 1, 2001.

(2) Incorporated by reference to E-Rex's Definitive Schedule 14C Information Statement dated August 30, 2002 filed with the SEC on August 30, 2002.

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.     We  hereby  undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on October 28, 2002.


                                   E-Rex,  Inc.,
                                   a  Nevada  corporation

                                   /s/ Carl Dilley
                                   ------------------------------
                                   By:     Carl  Dilley
                                   Its:     President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Carl Dilley                               October  28,  2002
----------------------------------------
By:   Carl Dilley
Its:  President, Secretary, Treasurer,
      principal financial officer,
      principal accounting officer, and
      Director


/s/ Donald A. Mitchell                        October  28,  2002
----------------------------------------
By:   Donald  A.  Mitchell
Its:  Director


/s/ Joseph Pacheco                            October  28,  2002
----------------------------------------
By:   Joseph  Pacheco
Its:  Director